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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 11, 1999



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



NEW JERSEY                         0-19777                          22-3103129
(State or other                                                   (IRS Employer
jurisdiction of                  (Commission                      Identification
incorporation)                   File Number)                         Number)


                        181 UNIVERSITY AVENUE, SUITE 1208
                         TORONTO, ONTARIO M5H 3M7 CANADA
          (Address of principal executive offices, including ZIP code)

                                 (416) 363-5059
              (Registrant's telephone number, including area code)
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ITEM 5.           OTHER EVENTS.

         The Registrant reports positive results from its Phase l/ll multi-center clinical study using Levulan(R) PDT for hair removal.

Thirty patients were enrolled in this study at 3 clinical trial sites in the United States. Upper leg (thigh region) areas were treated with topical Levulan(R) 20% in solution formulation, followed by treatment with red laser light at 635 nm or broad-bandwidth non-laser red light 4 hours after the solution was applied. Laser and broadband light was used at a variety of dose rates and total light doses. Controls used in this study included drug without light, light with vehicle alone as well as untreated sites. Subjects were followed for 6 months after a single treatment with Levulan(R) PDT. Both independent objective human hair counting and computer pattern recognition methods from standardized photography were used to determine accurate and objective hair counts.

Efficacy analyses carried out 6 months after the single Levulan(R) PDT treatment showed the following: For the non-laser light sources, the highest light dose rate and light dose showed a reduction in hair count from baseline of approximately 10-15% as compared with that seen in the no treatment control site. Levulan(R) plus laser light delivered at high doses showed the best result, a 20-24% reduction as compared with control sites. Mild to moderate burning and stinging during light exposure was experienced by the majority of patients using both types of light sources. Hyperpigmentation was also observed in the majority of patients treated using this protocol, in some cases persisting throughout the 6 months of follow-up.

Dr. Stuart Marcus, Senior VP and CSO of DUSA stated "We find these results on hair removal encouraging. This well controlled trial clearly demonstrated a measurable and meaningful reduction in hair counts. The results show that a biologically targeted method of hair removal using Levulan(R) and light can cause significant hair removal following a single treatment, particularly for actively growing follicles." Dr. Marcus continued "Since as many as 83% of the hair follicles on the leg are not in an active growth state at any one time, it was not expected that one treatment would eliminate the majority of hair in that location. Therefore, the 20-24% hair loss we observed in this early stage trial may indicate that a high percentage of the actively growing follicles were destroyed with a single treatment."

"However, substantial research and testing will be required in order to develop a commercial product. DUSA's future research on hair removal may include treatment of other body areas with more actively growing hair, multiple treatments to target hairs growing at different times, use of deep-penetrating non-laser red light sources, and optimization of drug delivery in order to minimize hyperpigmentation," Dr. Marcus said. "In summary, this study offers significant preliminary evidence that Levulan(R) PDT is the first biologically targeted method for removing human hair and DUSA intends to move forward with development of this exciting opportunity."


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Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the Company's beliefs and expectations regarding clinical trial results and the interpretation of the results, future research and various protocols which may be conducted, the Company's intention to develop the hair removal indication and commercialization of a hair removal product. Such risks and uncertainties include, but are not limited to, the results of future clinical trials, the status of its patents and proprietary protection for this indication, reliance on third parties to manufacture (in compliance with FDA regulations), the availability of funds for ongoing operations and further development activities and other risks detailed from time to time in the Company's United States Securities and Exchange Commission (SEC) filings.

ITEM 7.           FINANCIAL STATEMENTS AND OTHER EXHIBITS.

                  (c) Exhibits

                  [99] Press Release dated June 11, 1999.


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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        DUSA PHARMACEUTICALS, INC.



                                        By: /s/ D. Geoffrey Shulman
                                        D. Geoffrey Shulman, MD, FRCPC
                                        President and Chief Executive Officer


Dated: June 11, 1999